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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 4, 2002


                         LITHIUM TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


     Delaware                          1-10446                    13-3411148
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(State or Other Jurisdiction of        (Commission           (IRS Employer
Incorporation or Organization)         File Number)          Identification No.)

          5115 Campus Drive, Plymouth Meeting, PA                 19462
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          (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (610) 940-6090
                                                          -----------------

         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

See Item 2 below.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE

On October 4, 2002 we closed a share exchange (the "Share Exchange") pursuant to which we acquired an interest in GAIA Akkumulatorenwerke GmbH, ("GAIA"), a lithium polymer battery company, headquartered in Nordhausen/Thuringia, Germany, though our acquisition of 60% of the outstanding shares of GAIA Holding B.V. ("GAIA Holding"). GAIA Holding, a private limited liability company incorporated under the laws of the Netherlands, is the 100% beneficial owner of GAIA. GAIA is a private limited liability company incorporated under the laws of Germany.

The Share Exchange was consummated pursuant to the terms of a Share Exchange Agreement (the "Share Exchange Agreement") that we entered into on June 7, 2002 with Hill Gate Capital N.V. ("Hill Gate"), which subsequently changed its name to Arch Hill Real Estate N.V. ("Arch Hill Real Estate"). On September 6, 2002, all of the outstanding shares of GAIA Holding and all of the rights and obligations of Arch Hill Real Estate under the Share Exchange Agreement were transferred to Arch Hill Ventures, N.V., a private company limited by shares, incorporated under the laws of the Netherlands ("Arch Hill Ventures"). Arch Hill Capital N.V., a private company limited by shares, incorporated under the laws of the Netherlands ("Arch Hill Capital"), controls Arch Hill Ventures.

In the Share Exchange, Arch Hill Ventures transferred to us shares of GAIA Holding that constitute 60% of the outstanding shares of GAIA Holding, and we issued to Arch Hill Ventures 60,000 shares of our Series A Preferred Stock. Arch Hill Ventures currently owns the remaining 40% of the outstanding shares of GAIA Holding.

We and Arch Hill Ventures waived the requirement of receipt by us of at least $5 million in equity financing as a condition to the closing of the Share Exchange. In connection with such waiver, Arch Hill Capital agreed to convert $1,914,567 principal of our promissory notes held by Arch Hill Capital into shares of our common stock as described below (See Item 5(a) below "Bridge Financing by Arch Hill Capital"). In order to have sufficient capital resources for our development, production, operating and administrative needs and in order to implement the strategy of combining our operations with GAIA, we will need to close on an equity financing in the near term. We expect that Arch Hill Capital will continue to provide bridge financing as needed until a new financing transaction is completed although Arch Hill Capital has not entered into a formal agreement to provide such bridge financing.

LTC SERIES A PREFERRED STOCK ISSUED IN THE SHARE EXCHANGE

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In the Share Exchange we issued to Arch Hill Ventures 60,000 shares of our
Series A Preferred Stock. Each share of the Series A Preferred Stock is convertible at the option of the holder thereof into 1,113.40524 shares of our common stock at any time following the authorization and reservation of a sufficient number of shares of our common stock by all requisite action, including action by our Board of Directors and by our shareholders, to provide for the conversion of all outstanding shares of Series A Preferred Stock into shares of our common stock.

Each share of the Series A Preferred Stock will automatically be converted into 1,113.40524 shares of our common stock one year following the authorization and reservation of a sufficient number of shares of our common stock to provide for the conversion of all outstanding shares of Series A Preferred Stock into shares of our common stock. The shares of Series A Preferred Stock held by Arch Hill Ventures are convertible, in the aggregate, into 66,804,314 shares of our common stock.

The shares of Series A Preferred Stock are entitled to vote together with the common stock on all matters submitted to a vote of the holders of the common stock. On all matters as to which shares of common stock or shares of Series A Preferred Stock are entitled to vote or consent, each share of Series A Preferred Stock is entitled to the number of votes (rounded up to the nearest whole number) that the common stock into which it is convertible would have if such Series A Preferred Stock had been so converted into common stock as of the record date established for determining holders entitled to vote, or if no such record date is established, as of the time of any vote on such matters. Each share of Series A Preferred Stock is initially entitled to the number of votes that 1,114 shares of common stock would have.

In addition to the voting rights provided above, as long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or consent of the holders of two-thirds of the then-outstanding shares of Series A Preferred Stock, voting as a separate class, will be required in order for us to:

         (i) amend, alter or repeal, whether by merger, consolidation or otherwise, the terms of the Series A Preferred Stock or any other provision of our Charter or Bylaws, in any way that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock;

         (ii) issue any shares of capital stock ranking prior or superior to, or on parity with, the Series A Preferred Stock; or

         (iii) subdivide or otherwise change shares of Series A Preferred Stock into a different number of shares whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise.

The Series A Preferred Stock ranks on a parity with the common stock as to any dividends, distributions or upon liquidation, dissolution or winding up, in an amount per share equal to the amount per share that the shares of common stock into which such Series A Preferred Stock are convertible would have been entitled to receive if such Series A Preferred Stock had been so converted into common stock prior to such distribution. A copy of the Amended Certificate of Designation for the Series A Preferred Stock is attached as Exhibit 3.5 and incorporated herein by reference.


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OWNERSHIP OF SHARES BY ARCH HILL VENTURES AND ARCH HILL CAPITAL

Including the Series A Preferred Stock issued to Arch Hill Ventures in the Share Exchange, Arch Hill Capital beneficially owns 130,226,401 shares of our common stock constituting approximately 67% of our outstanding shares and Arch Hill Ventures beneficially owns 66,804,314 shares of our common stock constituting approximately 43% of our outstanding shares. Shares of common stock beneficially owned by Arch Hill Capital include the following:

         (i) 23,932,087 shares of our common stock held by Arch Hill Capital (issued upon conversion of $1,914,567 of promissory notes held by Arch Hill Capital at the closing of the Share Exchange - See Item 5(a) below); and

         (ii) $3.94 million in principal of our convertible promissory notes held by Arch Hill Capital convertible at any time into 39,490,000 shares of our common stock at $.10 per share.

In addition, both Arch Hill Capital and Arch Hill Ventures beneficially own:

         (i) 60,000 shares of our Series A Preferred Stock held by Arch Hill Ventures (issued in the Share Exchange) which are entitled to 1,114 votes per share and are convertible into 66,804,314 shares of our common stock as described above.

AUTHORIZED AND OUTSTANDING LTC SHARES

As of October 4, 2002, including the 23,932,057 shares of common stock issued upon conversion of $1,914,567 of bridge notes held by Arch Hill Capital and the 60,000 shares of Preferred Stock issued in the Share Exchange, we have outstanding (i) 88,235,392 shares of common stock with one vote per share and,
(ii) 60,000 shares of Series A Preferred Stock, with 1,114 votes per share.

We plan to prepare and file with the Securities and Exchange Commission a proxy or information statement to be mailed to our stockholders in connection with an increase in the authorized number of shares of our common stock to make available that number of shares of our common stock as will be required for the conversion of the Series A Preferred Stock issued in the Share Exchange, all outstanding convertible securities and any equity securities to be issued as part of a new financing.

We currently have authorized (i) 125,000,000 shares of common stock and (ii) 100,000 shares of preferred stock, all of which have been designated Series A Preferred Stock pursuant to the Amended Certificate of Designation filed with the Delaware Secretary of State on August 27, 2002 (See Exhibit 3.5). We do not have enough authorized shares of common stock to issue shares of common stock to all holders of our convertible securities upon conversion of such securities. As of October 4, 2002, we had outstanding (i) 88,235,392 shares of common stock and (ii) options, warrants, notes and Series A Preferred Stock convertible into an aggregate of 127,355,314 shares of common stock.

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LTC BOARD OF DIRECTORS

The Share Exchange Agreement provides that as soon as practicable after consummation of the Share Exchange and filing by us of a Form 14-F for such purpose, our Board of Directors will be increased to twelve members and Arch Hill Ventures will be entitled to designate six nominees to our Board of Directors. Ilion Technology Corporation is also entitled to designate one nominee to our Board of Directors.

GAIA HOLDING BOARD OF DIRECTORS

Mr. Hendrikus Harold van Andel is the sole executive director of GAIA Holding. In connection with the closing of the Share Exchange, GAIA Holding's Supervisory Board of Directors has been increased to four members consisting of:

         Mr. David J. Cade
         Mr. William D. Walker
         Dr. Franz Josef Kruger
         Prof. Dr. Marnix Snijder

GAIA BOARD OF DIRECTORS

Dr. Franz Josef Kruger and Mr. Ralf Tolksdorf are the managing directors of GAIA. As a condition of closing the Share Exchange, GAIA's Supervisory Board of Directors has been increased to three members consisting of:

         Mr. Hendrikus Harold van Andel
         Prof. Dr. Marnix Snijder
         Mr. David J. Cade

REGISTRATION RIGHTS

Arch Hill Ventures has the following registration rights, at our expense, with respect to our common stock issuable upon conversion of the Series A Preferred Stock issued in the Share Exchange: (i) upon the request of the holders of at least 50% of the Series A Preferred Stock, one demand registration, (ii) unlimited piggyback rights, and (iii) rights to register shares in up to three shelf offerings pursuant to Form S-3. All registration rights will terminate when the underlying common stock may be sold under Rule 144(k).

OPTION AGREEMENT WITH GAIA HOLDING STOCKHOLDER

On October 4, 2002, in connection with the closing of the Share Exchange we entered into an Option

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Agreement with Arch Hill Ventures pursuant to which we have the right to acquire additional shares of GAIA Holding owned by such stockholder in order to maintain our ownership position in GAIA Holding and GAIA at not less than 60% of the outstanding shares. The Option Agreement shall remain in full force and effect until the earlier of (a) the consent of the parties to the Option Agreement; (b) the termination of the Strategic Alliance Agreement (see Item 5(b) below); or
(c) the liquidation or dissolution of GAIA Holding. A copy of the Option Agreement is attached as Exhibit 10.42 and incorporated herein by reference.

GAIA HOLDING BENEFICIAL OWNERSHIP INTEREST IN GAIA

GAIA Holding is the 100% beneficial owner of GAIA. The outstanding shares of GAIA are held pursuant to certain Dutch and German trust agreements by two Netherlands entities (the "Nominal Stockholders") for the risk and account of GAIA Holding. Based on the Dutch and the German trust agreements, the Nominal Stockholders are obliged to transfer the legal ownership of the shares in GAIA without any further payments to GAIA Holding or to a third party designated by GAIA Holding on the demand of GAIA Holding. Pursuant to the trust agreements, GAIA Holding has the right to vote the shares of GAIA held by the Nominal Stockholders.

In connection with the Share Exchange closing we entered into an Agreement with GAIA Holding, Arch Hill Ventures and the Nominal Stockholders (the "Share Transfer Agreement") which provides that without our prior written consent, GAIA Holding may not directly or indirectly transfer or instruct any party to transfer the legal ownership of the shares of GAIA held by the Nominal Stockholders to any party other than to GAIA Holding and upon our written direction, GAIA Holding will instruct the Nominal Stockholders to transfer the legal ownership of the shares of GAIA held by the Nominal Stockholders to GAIA Holding for no payment. The Share Transfer Agreement provides that notwithstanding the foregoing, in the event that the transfer of the GAIA shares to GAIA Holding results in a negative tax implication to GAIA (the "Tax Effect") that would otherwise be avoided by not transferring the GAIA shares, then we will compensate the shareholders of GAIA Holding other than us in the amount of such Tax Effect multiplied by the percentage of shares of GAIA Holding that are beneficially owned by shareholders of GAIA Holding other than us. The Share Transfer Agreement further provides that at such time as the parties determine that there would no longer be any possible Tax Effect as a result of the transfer of the GAIA shares to GAIA Holding, then the legal ownership of the GAIA shares held by the Nominal Stockholders shall be transferred to GAIA Holding without any payment. A copy of the Share Transfer Agreement is attached as Exhibit 10.43 and incorporated herein by reference.


ITEM 5. OTHER EVENTS

(a) BRIDGE FINANCING BY ARCH HILL CAPITAL

Effective October 4, 2002, we and Arch Hill Capital amended the terms of a bridge financing agreement entered into as of January 8, 2002, as previously amended on March 22, 2002, May 30, 2002 and July 29, 2002. Arch Hill Capital advanced (i) a total of $1,914,567 prior to July 29, 2002 convertible into 23,932,075 shares of our common stock and (ii) a total of $787,375 in August through October 2002 in exchange for non-convertible notes.

Notes issued to Arch Hill Capital under the bridge financing agreement prior to July 29, 2002 were convertible, at any time prior to repayment of the promissory notes, into LTC common stock at $.08 per share and were repayable upon the issuance of the following amounts of new convertible notes by LTC in any ("New Notes"): upon the issuance of $6,000,000 principal amount of New Notes - one-third of the outstanding promissory notes were repayable; upon the issuance of $7,000,000 principal amount of New Notes - two-thirds of the outstanding promissory notes were repayable; upon the issuance of $8,000,000 principal amount of New Notes - all of the promissory notes were repayable. Notwithstanding the foregoing, in the event there was no closing of a financing by October 31, 2002, all outstanding amounts under the promissory notes were due and owing on October 31, 2002.

On October 4, 2002, in connection with waiving the $5 million financing condition of closing of the Share Exchange (see Item 2 above ) we entered into Amendment No. 4 to the bridge financing agreement pursuant to which Arch Hill Capital agreed to amend the foregoing repayment terms of the notes. Amendment No. 4 to the bridge financing agreement provides that the entire principal balance and all other sums due and payable under (i) any promissory note issued prior to July 29, 2002 shall be converted as of the closing of the Share Exchange into our common stock on the conversion terms set forth in such notes and (ii) any promissory notes issued on or after July 29, 2002 shall be applied against the purchase price of equity securities being sold by us in any equity financing after the closing of the Share Exchange. Pursuant to the terms of such Amendment No. 4 to the bridge financing agreement, on October 4, 2002, $1,914,567 in principal of outstanding promissory notes issued prior to July 29, 2002 were converted, at $.08 per share, into 23,932,087 shares of our common stock, at $.08 per share, and $787,375 in principal of outstanding non-convertible promissory notes issued on or after July 29, 2002 remain outstanding.

A copy of Amendment No. 4 to the bridge financing agreement is attached as
Exhibit 10.44 and incorporated herein by reference.

(b) STRATEGIC ALLIANCE AGREEMENT WITH GAIA

On October 4, 2002, we entered into a Strategic Alliance Agreement with GAIA (the "Strategic Alliance Agreement") covering technology sharing and licensing, joint production, marketing, sales and distribution activities and similar matters.

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The Strategic Alliance Agreement provides for the following, among other matters:

OWNERSHIP OF TECHNOLOGY. As determined in accordance with the rules of inventorship, we will have sole ownership of all inventions, patents, know-how, trade secrets, technical information, data, manufacturing processes, designs, ideas, and the like ("Technology") invented, discovered or developed solely by us, by our employees, or by our agents prior to and during the term of the Strategic Alliance Agreement ("LTC Technology") and GAIA will have sole ownership of all Technology invented, discovered or developed solely by GAIA, by GAIA's employees, or by GAIA's agents prior to and during the term of the Strategic Alliance Agreement ("GAIA Technology"). We and GAIA will each own jointly and equally with the other party all Technology invented, discovered or developed jointly by the parties, their employees or agents during the term of the Agreement ("Strategic Alliance Technology").

CROSS-LICENSE OF TECHNOLOGY. We granted to GAIA a worldwide, non-sublicensable, royalty-free license of all LTC Technology and GAIA granted to us a worldwide, non-sublicensable, royalty-free license of all GAIA Technology. Neither party may sell, transfer, divest or license to any third party, any Strategic Alliance Technology or any interest in the Technology that is the subject of the foregoing licenses without the written consent of the other party.

PATENTS. Each party will have full responsibility for the application, prosecution, and maintenance of patents and/or patent applications worldwide for those inventions which are solely owned by such party. Unless the parties determine otherwise, all patent applications relating to LTC Technology, GAIA Technology and Strategic Alliance Technology will be filed in the United States and Germany. We will be the owner of any resulting patents, approvals or licenses issued by any governmental entity relating to any LTC Technology. GAIA will be the owner of any resulting patents, approvals or licenses issued by any governmental entity relating to any GAIA Technology. We and GAIA will be co-owners on an equal basis, of any resulting patents, approvals or licenses issued by any governmental entity relating to any Strategic Alliance Technology. We and GAIA have the right to bring and maintain any appropriate suit or action for infringement of any patent or other right with respect to Technology owned by such party.

SUPPLIER AND MANUFACTURING AGREEMENTS. The parties will enter into mutually acceptable manufacturing, supply, and other agreements.

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ACCOUNTING CONTROLS AND FINANCIAL INFORMATION. Each party must adhere to specified accounting and internal financial controls and furnish to the other party specified financial information.

TERMINATION OF AGREEMENT. The Agreement (including the licenses and rights granted thereunder) will remain in full force and effect until the earlier of
(i) the mutual consent of both parties; (ii) the liquidation or dissolution of either party; or (iii) termination in the event of a default. Default is defined to occur when either party (the "Defaulting Party") (a) becomes bankrupt or insolvent, or file a petition in bankruptcy or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, or be adjudged bankrupt; (b) goes or is placed in a process of complete liquidation other than for an amalgamation or reconstructions; (c) suffers the appointment of a receiver for any substantial portion of its business who shall not be discharged within sixty days after his appointment or (d) breaches any material provision of the Agreement and fails to cure such breach within thirty (30) days written notice thereof by the other party. In the event of default, the non-Defaulting party, at its option may terminate its obligation to and the rights of the Defaulting Party under the Agreement upon ten days' written notice to the Defaulting Party and such termination will take effect as of the occurrence on the event giving rise to the option to terminate.

A copy of the Strategic Alliance Agreement will be filed as Exhibit 10.45 by amendment to this Form 8-K.

(c)      LTC/GAIA OPERATING PLAN

LTC and GAIA are in the process of combining operations and staff into a single, cohesive entity. The consolidated organizational structure and business plan provides for unified technology research and development; product development procurement; production; marketing; sales and distribution. Under the new structure, LTC/GAIA will have two operating locations -- Plymouth Meeting, Pennsylvania and Nordhausen Germany. Mr. David J. Cade will remain as Chairman and Chief Executive Officer of LTC, while Dr. Franz J. Kruger, CEO of GAIA, will become the President and Chief Operating Officer of LTC.

(d)      WARRANTS ISSUED

As compensation for services in connection with the Share Exchange, on October 4, 2002, we issued in a private transaction warrants to purchase 1,800,000 shares of our common stock at an exercise price of $0.185 per share. The warrants are immediately exercisable and have a five year term. A copy of the form of warrant is attached as Exhibit 10.46 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENT PRO FORMA INFORMATION AND EXHIBITS.

(a) AND (b) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION. To be filed by Amendment by December 20, 2002.

(c)      EXHIBITS

3.5      Amended Certificate of Designation of Lithium Technology Corporation

10.42 Option Agreement dated as of October 4, 2002 by and between Arch Hill Ventures N.V., GAIA Holding, B.V. and Lithium Technology Corporation.

10.43 Agreement dated October 4, 2002 by and between GAIA Holding B.V., Arch Hill Ventures, N.V., Arch Hill Real Estate, N.V., Stichting Administratiekantoor GAIA and Lithium Technology Corporation.

10.44 Bridge Financing Amendment Agreement No. 4 dated as of October 4, 2002 between Lithium Technology Corporation and Arch Hill Capital N.V.

10.45 Strategic Alliance Agreement dated as of October 4, 2002 by and between Lithium Technology Corporation and GAIA Akkumulatorenwerke GmbH. [To be filed by Amendment]

10.46 Form of Warrant dated October 4, 2002 issued to principals of Colebrooke Capital, Inc.

99.10    Press Release dated October 8, 2002.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 16, 2002

                              LITHIUM TECHNOLOGY CORPORATION
                                            (Registrant)


                              By:   /s/ David J. Cade
                                   ----------------------------------------
                                   David J. Cade
                                   Chairman and Chief Executive Officer

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